Exhibit 10.2

REVOLVING CREDIT NOTE

$1,564,000.00	Englewood, Colorado Effective June 10, 2010

1.            Amount, Obligation to Pay, Interest Rate. FOR VALUE RECEIVED, in such installments and at the times hereinafter stated, VERECLOUD, INC., a Nevada corporation (hereinafter "Borrower", whether one or more), whose address is 6560 S. Greenwood Plaza Blvd., Suite 400, Englewood, Colorado 80111, jointly and severally if more than one, promises to pay to the order of TMG HOLDINGS COLORADO, LLC, a Texas limited liability company ("Lender"), whose address is 7598 N. Mesa, Suite 205, City of El Paso, El Paso County, Texas 79912, in immediately available funds constituting legal tender of the United States of America, the principal sum of ONE MILLION FIVE HUNDRED SIXTY-FOUR THOUSAND AND NO/100THS DOLLARS ($1,564,000.00) (the "Maximum Note Amount"), or so much thereof as shall be advanced hereunder, with interest on the unpaid principal balance from time to time outstanding, interest to accrue from the date of each disbursement made hereunder as follows:

The rate of interest hereunder, prior to default by Maker or maturity of this Note, shall be ten percent (10%) per annum. From and after any default by Maker in the payment of this Note or maturity of this Note, the rate of interest hereunder shall be as provided in Section 7 of this Note.

2.           Terms. Payments of principal and interest under this Revolving Credit Note ("Note") shall be made as follows:

Accrued interest only as provided herein on the outstanding principal balance shall be due and payable quarterly; the first of such interest payments shall be due and payable on June 30, 2011, and interest payments shall be due and payable thereafter on the last day of every calendar quarter, (September 30, December 31, March 31, and June 30) during the term of the Note. The entire balance of unpaid principal and accrued, unpaid interest as provided herein shall be due and payable on June 30, 2012.

The unpaid principal balance of this Note at any time will be the total amounts advanced by Lender, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Lender will be conclusive as to amounts owed. Subject to the terms and conditions of this Note and the Security Documents (as defined below), Borrower may use all or any part of the credit provided for herein at any time before the maturity of this Note and may borrow, repay and reborrow. No limitation exists with respect to the number of advances made under this Note so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Note Amount.

3.           Security. This Note is secured by all instruments heretofore, now or hereafter executed by Borrower or any guarantors in favor of Lender and by their terms securing the payment of this Note (hereinafter "Security Documents") including without limitation, the following:

A.  A Loan Agreement of even date herewith between Lender and Borrower ("Loan Agreement').

B.  A Security Agreement of even date herewith from Borrower, as Debtor, to Lender, as Secured Party, in which Borrower grants to Lender a security interest in the collateral more fully described therein (the "Collateral").

C.  One or more UCC Financing Statements perfecting the security interest granted by Borrower, as Debtor, to Lender, as Secured Party, in the Collateral.

4.           Manner and Place of Payment; Holidays. All payments on this Note shall be made in coin or currency which, at the time or times of payment, are immediately available funds constituting legal tender for public or private debts in the United States of America. All payments on this Note shall be made at the address of Lender as indicated in the first paragraph hereinabove, or at such other address as Lender shall designate in writing. If the prescribed date of payment of any of the principal of or interest hereon is a Sunday or legal holiday, such payment shall be due on the next succeeding business day.

5.           Application of Payments; Prepayment. All sums paid hereon shall be applied first to the payment of accrued interest due on the unpaid principal balance, and the remainder to the reduction of unpaid principal. Borrower may prepay this Note at any time without penalty. Any prepayment is to be applied toward the payment of the principal installments last maturing upon this Note, that is, in the inverse order of maturity and without reducing the amount or time of payment of the remaining obligatory installments.

6.           Default and Acceleration. Time is of the essence of this Note, and time is of the essence in the performance of all obligations under the Security Documents. Upon the occurrence of an "Event of Default", as defined in the Loan Agreement, Lender may, then or at any time thereafter, without further notice and at its option, accelerate maturity and cause all of the unpaid principal balance of this Note, with interest, fees and charges accrued hereon, and all obligations in all instruments securing or collateral to it, to become immediately due and payable. If Lender waives Lender's right to accelerate maturity as a result of a default hereunder, either one or more times or repeatedly, nevertheless Lender shall not be deemed to have waived the right to require strict compliance with the terms of this Note thereafter.

7.           Annual Interest Rate Upon Default. All past due installments of principal and interest due and owing on this Note, shall bear interest from maturity thereof until paid at the lesser of (i) eighteen percent (18.00%) per annum or (ii) the Maximum Rate as defined herein. Upon acceleration or maturity of the entire outstanding principal balance of this Note, the said principal amount shall bear interest from the date of acceleration or maturity until paid at the rate of eighteen percent (18%) per annum calculated and applied on the basis of actual days elapsed and a 365/366 day year, subject to Section 8 hereof, PROVIDED, this Section shall in no way exceed the Maximum Rate as defined herein.

8.           Savings and Spreading. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable Colorado law governing the maximum rate or amount of interest payable on or in connection with this Note and the loan evidenced hereby (the "Loan") (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Security Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Borrower's and Lender's express intent that: (i) all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower); and (ii) the provisions of this Note and the Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note or in any of the Security Documents that permits the compounding of interest, including without limitation any provision by which any of the accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (ie., noncompounded) interest basis at the Maximum Rate (as defined hereinafter) on principal amounts actually advanced to or for the account of Borrower, including any initial funds advanced contemporaneously herewith and any advances made pursuant to any of the Security Documents (such as for the payment of taxes, insurance premiums and the like). As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by Lender from Borrower in connection with the Loan evidenced hereby under applicable Colorado law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law). As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by Lender from Borrower in connection with the loan evidenced hereby under applicable Colorado law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than permitted under Colorado law). The Borrower agrees that if such excess payments are applied in the manner provided for in this paragraph, then to the fullest extent permitted by applicable law, the Lender shall not be subject to any penalty provided for by any applicable law relating to charging or collecting interest in excess of that permitted by applicable law.

9.            Attorney's Fees and Expenses. In the event that Lender or any other holder of this Note brings suit hereon, or employs an attorney or incurs expenses to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to cure any defaults under this Note or any of the Security Documents, whether through suit, probate, insolvency, reorganization, bankruptcy, or any other legal or informal proceeding, Borrower and all endorsers, guarantors and sureties agree additionally to pay all reasonable attorney's fees, court costs and other reasonable expenses thereby incurred by Lender.

10.            Waiver. Except as otherwise provided in this Note, Borrower and all endorsers, guarantors, sureties and accommodation parties of this Note, both before and after maturity, hereby expressly: (i) waive all protest, notice of protest, demand for payment, presentment for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of dishonor, bringing of suit, and diligence in taking any action to collect any amounts called for hereunder and in the handling of properties, rights or collateral at any time existing in connection herewith; (ii) consent to and waive notice of any one or more renewals, extensions or modifications of this Note, whether made to or in favor of Borrower or any other person or persons, regardless whether any such renewal, extension or modification modifies the terms, interest rate or time for payment of this Note and regardless of the length of term of the renewal, extension or modification; (iii) consent to and waive notice of any substitution, exchange or release of any security now or hereafter given for this Note; (iv) consent to and waive notice of the release of any party primarily or secondarily liable hereon; (v) consent to and waive notice of any other indulgences, none of which shall otherwise affect the liability of any of said parties for the indebtedness evidenced by this Note; and (vi) agree that it will not be necessary for Lender, in order to enforce payment of this Note, first to institute suit against or to exhaust Lender's remedies against Borrower or any other party liable hereunder, or to proceed against any other security for this Note.

11.            Definitions; Applicable Law. The terms "Borrower" and "Lender" and other nouns and pronouns include the singular and/or plural, as appropriate. The terms "Borrower" and "Lender" also include their respective successors and assigns. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO EXCEPT WHERE PREEMPTED BY FEDERAL LAW OF THE UNITED STATES OF AMERICA.

12.           Purpose. Borrower warrants and represents to Lender that each loan, whether one or more, evidenced by this Note, is and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

13.           Payment of Note and Discharge of Indebtedness. Upon satisfaction of all obligations due from Borrower to Lender under this Note, the Loan Agreement and all other Security Instruments, and upon written notification from Borrower to Lender that Borrower has terminated its right to request further advances hereunder, Borrower shall have the right to terminate the Loan Agreement, the Note, and the Security Agreement and receive from Lender a release of any and all liens and security interests held by Lender and securing the repayment of this Note.

NOTICE

THE NOTE AND THE SECURITY DOCUMENTS EXECUTED IN CONNECTION THEREWITH CONSTITUTE THE WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

BORROWER: VERECLOUD, INC., a Nevada corporation

By:	/s/ Mike Cookson
Name:	Mike Cookson
Its:	Chief Operating Officer